Exhibit 99.1
During the fourth quarter of 2025, the Company changed its presentation related to costs associated with operating its inter-location logistics, Direct Store Delivery (“DSD”) distribution centers, and outbound shipping and handling activities from Selling to Cost of Goods Sold within the Consolidated Statements of Operations and Comprehensive Income (Loss). The change in presentation has been applied retrospectively to all periods presented and affects Cost of Goods Sold, Gross Profit, and Selling. The following tables reflect the retrospective changes:

	Thirteen Weeks Ended
(in millions)	March 30, 2025	June 29, 2025	September 28, 2025
Cost of goods sold(1)	$269.7	$271.4	$286.3
Gross profit(1)	$82.4	$95.3	$91.5

Selling(1)	$41.5	$54.3	$53.0
General and Administrative(2)	35.9	33.7	34.7
Total selling, general and administrative expenses	$77.4	$88.0	$87.7

Amount reclassified(1)	$35.8	$31.5	$35.4

(1) Represents the change in presentation discussed above, which resulted in an increase in Cost of goods sold and a decrease to Gross profit and Selling.
(2) Not affected by the reclassification. Amounts are presented for the purpose of presenting total selling, general and administrative expense.

	Thirteen Weeks Ended				Fiscal Year Ended
(in millions)	March 31, 2024	June 30, 2024	September 29, 2024	December 29, 2024	December 29, 2024
Cost of goods sold(1)	$258.0	$261.1	$267.1	$253.9	$1,040.1
Gross profit(1)	$88.5	$95.1	$98.4	$87.1	$369.1

Selling(1)	$42.5	$44.2	$47.5	$46.4	$180.6
General and Administrative(2)	$35.8	$30.8	$29.9	$33.0	$129.5
Total selling, general and administrative expenses	$78.3	$75.0	$77.4	$79.4	$310.1

Amount reclassified(1)	$31.1	$29.6	$32.6	$32.3	$125.6

(1) Represents the change in presentation discussed above, which resulted in an increase in Cost of goods sold and a decrease to Gross profit and Selling.
(2) Not affected by the reclassification. Amounts are presented for the purpose of presenting total selling, general and administrative expense.

Exhibit 99.1

	Thirteen Weeks Ended				Fiscal Year Ended
(in millions)	April 2, 2023	July 2, 2023	October 1, 2023	December 31, 2023	December 31, 2023
Cost of goods sold(1)	$272.2	$270.6	$280.3	$264.3	$1,087.4
Gross profit(1)	$79.2	$92.3	$91.5	$87.8	$350.8

Selling(1)	$39.7	$41.8	$43.3	$43.4	$168.2
General and Administrative(2)	$41.0	$47.6	$34.5	$36.1	$159.2
Total selling, general and administrative expenses	$80.7	$89.4	$77.8	$79.5	$327.4

Amount reclassified(1)	$25.3	$25.1	$27.7	$27.6	$105.7

(1) Represents the change in presentation discussed above, which resulted in an increase in Cost of goods sold and a decrease to Gross profit and Selling.
(2) Not affected by the reclassification. Amounts are presented for the purpose of presenting total selling, general and administrative expense.

The following represents updated reconciliation of Non-GAAP Finance Measures to Reported Financial Measures:

	Thirteen Weeks Ended
(in millions)	March 30, 2025	June 29, 2025	September 28, 2025
Gross profit	$82.4	$95.3	$91.5
Gross profit as a % of Net Sales	23.4%	26.0%	24.2%
Depreciation and Amortization	8.0	9.9	9.0
Non-Cash and Other Cash Adjustments	10.8	11.0	22.4
Adjusted Gross Profit	$101.2	$116.2	$122.9
Adjusted Gross Profit as a % of Net Sales	28.7%	31.7%	32.5%

Amount of Depreciation and Amortization reclassified(1)	$0.4	$0.5	$0.5
Amount of Non-Cash and Other Cash Adjustments reclassified(1)	$2.1	$1.1	$2.6
(1) Represents an increase to the adjusted depreciation and amortization and non-cash and other cash adjustments as compared to the amount disclosed previously.

Exhibit 99.1

	Thirteen Weeks Ended
(in millions)	March 30, 2025	June 29, 2025	September 28, 2025
Selling, General and Administrative Expense	$77.4	$88.0	$87.7
Less:
Depreciation and Amortization in SG&A Expense	10.7	11.4	11.4
Non-Cash and Other Cash Adjustments	10.6	9.2	14.8
Adjusted Selling, General and Administrative Expense	$56.1	$67.4	$61.5
Adjusted SG&A as a % of Net Sales	15.9%	18.4%	16.3%

Amount of Depreciation and Amortization from SG&A reclassified(1)	$0.4	$0.5	$0.5
Amount of Non-Cash and Other Cash Adjustments from SG&A reclassified(1)	$2.1	$1.1	$2.6
(1) Represents a decrease to the adjusted depreciation and amortization and non-cash and other cash adjustments as compared to the amount disclosed previously.

	Thirteen Weeks Ended				Fiscal Year Ended
(in millions)	March 31, 2024	June 30, 2024	September 29, 2024	December 29, 2024	December 29, 2024
Gross profit	$88.5	$95.1	$98.4	$87.1	$369.1
Gross profit as a % of Net Sales	25.5%	26.7%	26.9%	25.5%	26.2%
Depreciation and Amortization	7.5	7.0	6.9	6.9	28.3
Non-Cash and Other Cash Adjustments	2.3	2.6	5.3	11.3	21.5
Adjusted Gross Profit	$98.3	$104.7	$110.6	$105.3	$418.9
Adjusted Gross Profit as a % of Net Sales	28.4%	29.4%	30.3%	30.9%	29.7%

Amount of Depreciation and Amortization reclassified(1)	$0.3	$0.3	$0.3	$0.4	$1.3
Amount of Non-Cash and Other Cash Adjustments reclassified(1)	$0.3	$—	$0.2	$2.8	$3.3
(1) Represents an increase to the adjusted depreciation and amortization and non-cash and other cash adjustments as compared to the amount disclosed previously.

Exhibit 99.1

	Thirteen Weeks Ended				Fiscal Year Ended
(in millions)	March 31, 2024	June 30, 2024	September 29, 2024	December 29, 2024	December 29, 2024
Selling, General and Administrative Expense	$78.3	$75.0	$77.4	$79.4	$310.1
Less:
Depreciation and Amortization in SG&A Expense	10.8	10.6	10.6	10.6	42.6
Non-Cash and Other Cash Adjustments	12.6	9.2	10.2	16.3	48.3
Adjusted Selling, General and Administrative Expense	$54.9	$55.2	$56.6	$52.5	$219.2
Adjusted SG&A as a % of Net Sales	15.8%	15.5%	15.5%	15.4%	15.6%

Amount of Depreciation and Amortization from SG&A reclassified(1)	$0.3	$0.3	$0.3	$0.4	$1.3
Amount of Non-Cash and Other Cash Adjustments from SG&A reclassified(1)	$0.3	$—	$0.2	$2.8	$3.3
(1) Represents a decrease to the adjusted depreciation and amortization and non-cash and other cash adjustments as compared to the amount disclosed previously.

	Thirteen Weeks Ended				Fiscal Year Ended
(in millions)	April 02, 2023	July 2, 2023	October 1, 2023	December 31, 2023	December 31, 2023
Gross profit	$79.2	$92.3	$91.5	$87.8	$350.8
Gross profit as a % of Net Sales	22.5%	25.4%	24.6%	24.9%	24.4%
Depreciation and Amortization	8.9	9.3	8.6	8.3	35.1
Non-Cash and Other Cash Adjustments	8.2	0.8	7.8	8.3	25.1
Adjusted Gross Profit	$96.3	$102.4	$107.9	$104.4	$411.0
Adjusted Gross Profit as a % of Net Sales	27.4%	28.2%	29.0%	29.7%	28.6%

Amount of Depreciation and Amortization reclassified(1)	$0.3	$0.3	$0.3	$0.3	$1.2
Amount of Non-Cash and Other Cash Adjustments reclassified(1)	$0.3	$0.3	$0.3	$1.0	$1.9
(1) Represents an increase to the adjusted depreciation and amortization and non-cash and other cash adjustments as compared to the amount disclosed previously.

Exhibit 99.1

	Thirteen Weeks Ended				Fiscal Year Ended
(in millions)	April 02, 2023	July 2, 2023	October 1, 2023	December 31, 2023	December 31, 2023
Selling, General and Administrative Expense	$80.7	$89.4	$77.8	$79.5	$327.4
Less:
Depreciation and Amortization in SG&A Expense	11.2	11.0	11.1	11.1	44.4
Non-Cash and Other Cash Adjustments	13.7	21.2	10.8	13.4	59.1
Adjusted Selling, General and Administrative Expense	$55.8	$57.2	$55.9	$55.0	$223.9
Adjusted SG&A as a % of Net Sales	15.9%	15.8%	15.0%	15.6%	15.6%

Amount of Depreciation and Amortization from SG&A reclassified(1)	$0.3	$0.3	$0.3	$0.3	$1.2
Amount of Non-Cash and Other Cash Adjustments from SG&A reclassified(1)	$0.3	$0.3	$0.3	$1.0	$1.9
(1) Represents a decrease to the adjusted depreciation and amortization and non-cash and other cash adjustments as compared to the amount disclosed previously.